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                                                                   Exhibit 15(b)


To the Board of Directors and Shareholders of Sysco Corporation:

We are aware of the incorporation by reference in the Registration Statements on Form S-3 (333-52897 and 333-124166), Form S-4 (333-30050, 333-53510 and
333-50842) and Form S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-01259,
333-01255, 333-01257, 333-27405, 333-66987, 333-49840, 333-58276 and 333-122947)
of Sysco Corporation of our report dated May 12, 2005 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended April 2, 2005.


                                              /s/  Ernst & Young LLP


Houston, Texas
May 12, 2005